EXHIBIT A

$__________                                                   ____________, 1998


                           GATEWAY DISTRIBUTORS, LTD.

                     [FORM OF] 12% CONVERTIBLE NOTE ("Note")


        THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REQUIREMENTS FOR SUCH REGISTRATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED HEREBY OR ANY PORTION THEREOF OR INTEREST THEREIN MAY NOT BE ACCOMPLISHED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

         1. OBLIGATION. For value received, GATEWAY DISTRIBUTORS, LTD., a Nevada corporation ("Company"), promises to pay to ______________________ or order ("Holder") the Principal Amount and Interest (both as defined below) in the manner and upon the terms and conditions set forth herein (the "Obligation").

         2. AMOUNT AND PAYMENT OF PRINCIPAL AMOUNT. The principal amount ("Principal Amount") of this Note is _____________ Dollars ($____________). The entire unpaid Principal Amount shall be due and payable on on on the first day the Company's Common Stock trades publicly or earlier in accordance with Section 7 hereof.

         3. AMOUNT AND PAYMENT OF INTEREST. This Note shall bear interest ("Interest") on the unpaid Principal Amount at the rate of twelve percent (12%) per annum from and after the date hereof. Interest shall accrue and be ALL due and payable on on the first day the Company's Common Stock trades publicly or earlier in accordance with Section 7 hereof.

         4. MANNER AND PLACE OF PAYMENT. Payments of the Principal Amount and Interest shall be made in lawful money of the United States of America. Principal and Interest are payable at the principal office of the Holder or at such other place as the Holder hereof shall have designated to the Company in writing. At the option of the Company, payments may be made by check mailed to Holder. The Note may be prepaid only upon thirty (30) days prior written notice to the Holder.

         5. CONVERSION.

                (a) IN GENERAL. The Principal Amount of and Interest on this Note shall be convertible, at the option of the Holder, into shares of the Company's common stock, $.001 par value ("Common Stock"), subject to and upon the terms and conditions of this Note. The Note shall be convertible into Common Stock of the Company at $.80 per share. The Holder shall have the right to elect to convert the Principal Amount and Interest into shares of Common Stock at any time prior to payment of this Note.

                (b) CONVERSION RATIO. Subject to the adjustment provisions of
Section 7, upon conversion the Holder shall be entitled to convert the Principal Amount and Interest into shares of Common Stock ("Conversion Shares") at the rate of one Conversion Share for each $.80 of Principal Amount and Interest converted. Thus, the initial conversion price ("Conversion Price") will be $.80 per Conversion Share.

                (c) PROCEDURE FOR CONVERSION. In order to convert pursuant to
Section 5(a) above, the Holder shall surrender this Note and execute and deliver to the Company a Notice of Election to Convert ("Election Notice") in the form attached as Schedule 1 hereto. Within fifteen (15) days after the receipt of the Election Notice, the Company shall issue and shall deliver to the Holder certificates for the number of Conversion Shares issuable upon such conversion. All Conversion Shares issued shall be imprinted with the following legend:

        "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REQUIREMENTS FOR SUCH REGISTRATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED HEREBY OR ANY PORTION THEREOF OR INTEREST THEREIN MAY NOT BE ACCOMPLISHED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

                (d) EFFECTIVE DATE OF CONVERSION. Such conversion shall be deemed to have been effected on the date the Conversion Shares are actually issued ("Effective Date of Conversion"). The person(s) in whose name(s) any certificate for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record as of the Effective Date of Conversion. The Company shall issue a new Note evidencing the Principal Amount which has not been converted in the event of a partial conversion.

         6. CALL OF NOTE FOR MANDATORY CONVERSION.

                (a) IN GENERAL. The Company shall have the right to call the Note for conversion, as a whole, or in part substantially pro rata, at the Conversion Price of $.80 per Conversion Share when the average market price of the Common Stock shall have exceeded $1.00 per share for any consecutive ten
(10) day period.

                (b) PROCEDURE FOR CALL OF NOTE. Notice of the call shall be mailed to the Holder by first-class mail, postage prepaid not less than thirty
(30) nor more than ninety (90) days prior to the date set by the Company's Board of Directors for call. Within fifteen (15) days of the call date, the Holder shall surrender this Note and as promptly thereafter as practicable the Company shall issue and deliver to the Holder certificates for the number of Conversion Shares issuable upon such conversion.

                (c) DETERMINATION OF MARKET PRICE. For these purposes, the market price of the Common Stock shall be determined as the average of the reported closing bid and asked price, as reported by NASDAQ, the "pink sheets" or other equivalent reporting service, so long as the Common Stock is quoted on NASDAQ, the "pink sheets" or other equivalent reporting service, and, if the Common Stock is traded on a national securities exchange (the New York or American Stock Exchanges), shall be determined as the last reported sale price on the primary exchange on which the Common Stock is traded.

        7. ADJUSTMENTS TO CONVERSION PRICE AND NUMBER OF CONVERSION SHARES. The Conversion Price and the number of Conversion Shares issuable upon conversion shall be subject to adjustment from time to time as follows:

                (a) In case the shares of Common Stock at any time outstanding shall be subdivided into a greater or combined into a lesser number of shares of Common Stock or in case shares of Common Stock shall be issued as a stock dividend, the Conversion Price and the number of Conversion Shares shall be decreased or increased, as the case may be, to an amount which shall bear the same relation to the Conversion Price and the number of Conversion Shares, respectively, in effect immediately prior to such subdivision or combination or stock dividend as the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination or stock dividend shall bear to the total number of shares of Common Stock outstanding immediately after such subdivision or combination or stock dividend. For example, if the Conversion Price currently in effect is $.80 per share and the Common Stock outstanding is split on a two for one basis, the Conversion Price is decreased to $.40 per share and the number of Conversion Shares is doubled.

                (b) In case of any capital reorganization, or of any reclassification of the Common Stock, of the Company or in case of the consolidation of the Company with or the merger of the Company into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, this Note shall after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale be exercisable, upon the terms and conditions specified herein, for the number of shares of stock and warrants or other securities or property of the Company, or of the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the Conversion Shares issuable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) upon exercise of this Note would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale if such exercise had taken place; and in any such case, if necessary, the provisions set forth in this Section 7 with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or warrants or other securities or property thereafter deliverable on the conversion of this Note. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this Section 7(b).

                (c) In case after the date hereof, the Company shall declare a dividend upon shares of Common Stock payable otherwise than out of retained earnings or otherwise than in shares of Common Stock or in stock or obligations directly or indirectly convertible into or exchangeable for Common Stock, the Holder, upon conversion of this Note in whole or in part, shall be entitled to purchase, in addition to the Conversion Shares deliverable upon such conversion against payment of the Conversion Price therefor, but without further consideration, the cash, stock or other securities or property which the Holder of this Note would have received as dividends (otherwise than out of such retained earnings and otherwise than in shares of Common Stock or in such convertible or exchangeable stock or obligations), if continuously since the date of this Note such Holder (i) had been the holder of record of the number of Conversion Shares deliverable upon such conversion and (ii) had retained all dividends in stock or other securities (other than shares of Common Stock or such convertible or exchangeable stock or obligations) paid or payable in respect of said number of Conversion Shares or in respect of any such stock or other securities so paid or payable as such dividends. For purposes of this
Section 7(c), a dividend payable otherwise than in cash shall be considered to be payable out of retained earnings only to the extent that such retained earnings shall be charged in an amount equal to the fair value of such dividend as determined by the Board of Directors.

                (d) Anything in this Section 7 to the contrary notwithstanding, the Company shall not be required, except as hereinafter provided in this
Section 7(d), to make any adjustment of the Conversion Price in any case in which the amount by which such Conversion Price would be reduced in accordance with the foregoing provisions of Section 7 would be less than five cents ($.05) per Conversion Share, but in such case any adjustment that would otherwise be required then to be made will be carried forward and made at the time of and together with the next subsequent adjustment which, together with any and all such adjustments so carried forward, shall amount to five cents ($.05) or more per Conversion Share. In the event of any subdivision or combination of shares of Common Stock said amount of five cents ($.05) (as theretofore decreased or increased by any previous subdivision or combination) shall be proportionately decreased or increased.

                (e) Whenever there is an adjustment in the Conversion Price as provided herein, the Company shall promptly cause a notice stating that such adjustment has been effected and stating the Conversion Price then in effect and the number of Conversion Shares issuable upon conversion as a result of such adjustment to be sent by first-class mail, postage prepaid, to each Holder.

                (f) Irrespective of any adjustments or changes in the number of Conversion Shares actually issuable upon conversion of this Note, this Note shall continue to express the number of Conversion Shares issuable thereunder as expressed in this Note when initially issued.

        8. EVENTS OF DEFAULT. The following shall each constitute an "Event of Default" under this Note: (i) default in the payment when due of an installment of Principal Amount or Interest under this Note and such default shall continue for a period of ten (10) days; and (ii) any of the following events of bankruptcy or insolvency: (A) the Company shall file a voluntary bankruptcy or reorganization petition under the provisions of the Federal Bankruptcy Act, any other bankruptcy or insolvency law or any other similar statute applicable to the Company ("Bankruptcy Laws"), (B) the Company shall consent to the filing of any bankruptcy or reorganization petition against it under any Bankruptcy Law,
(C) the Company shall file a petition or answer or consent seeking relief or assisting in seeking relief for the Company in a proceeding under any Bankruptcy Law or any answer admitting the material allegations of a petition filed against it in such a proceeding, (D) the Company or its directors or shareholders shall take action looking to the dissolution or liquidation of the Company, (E) the Company shall make an assignment for the benefit of its creditors, (F) the Company shall admit in writing its inability to pay its debts generally as they become due, (G) the Company shall consent to the appointment of a receiver, trustee, or liquidator of it or of any substantial part of its property, (H) by the order of a court of competent jurisdiction, a receiver, liquidator or trustee of the Company or of any substantial part of its property shall be appointed and such receiver, liquidator or trustee shall not have been discharged within a period of thirty (30) days, (I) by decree of such a court, the Company shall be adjudicated bankrupt or insolvent or any substantial part of the property of the Company shall have been sequestered and such decree shall have continued undischarged and unstayed for a period of thirty (30) days after the entry thereof, or (J) an involuntary bankruptcy reorganization petition pursuant to any Bankruptcy Law shall be filed against the Company (and, in the case of any such petition filed pursuant to any provision of a statute which requires the approval of such petition by a court, shall be approved by such a court) and shall not be dismissed within thirty (30) days after such filing.

        9. DEMAND UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default specified in Section 8 above, all the Principal Amount and Interest of this Note shall become immediately due and payable, without further presentment, notice or demand for payment.

        10. EXPENSES OF ENFORCEMENT. The Company agrees to pay all reasonable costs and expenses, including without limitation reasonable attorneys' fees, as a court of competent jurisdiction shall award, which Holder shall incur in connection with any legal action or legal proceeding commenced for the collection of this Note or the exercise, preservation or enforcement of Holder's rights and remedies thereunder.

        11. CUMULATIVE RIGHTS AND REMEDIES. All rights and remedies of Holder under this Note shall be cumulative and not alternative and shall be in addition to all rights and remedies available to Holder under applicable law.

        12. GOVERNING LAW. This Note shall be governed by and interpreted and construed in accordance with the laws of the State of Nevada.

        13. LIMITATIONS. No holder of this Note shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the conversion hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Note, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matters submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive dividends or subscription rights or otherwise until this Note shall have been converted and the Common Stock issuable upon the conversion hereof shall have become deliverable as provided herein. This limitation does not apply to or in any way restrict the Holder's rights as a shareholder in connection with any shares of Common Stock otherwise held by the Holder.

        IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered at North Las Vegas, Nevada, by its duly authorized officer as of the day and year first above written.

                                      GATEWAY DISTRIBUTORS, LTD.,
                                      a Nevada corporation



                                      By:
                                         ---------------------------------
                                         Richard A. Bailey, President

                        [SCHEDULE 1 TO CONVERTIBLE NOTE]

                          NOTICE OF ELECTION TO CONVERT


TO: GATEWAY DISTRIBUTORS, LTD.                                   DATE:__________


        The Undersigned hereby elects irrevocably to convert $__________ of principal and interest due and payable on the 12% Convertible Note dated ____________, 1998 ("Note") into Share(s) of the Company (at the rate of $.80 per Share). Please issue the Share(s) issuable as a result thereof in the name of:

                                        ____________________________________
                                     (Name)

                                        ____________________________________
                                    (Address)

                                        ____________________________________
                                (Taxpayer Number)

and if said amount shall not be all the principal and interest due under the Note, issue a new Note for the balance to the undersigned at the address stated below.


                           Name of Holder:______________________________________
                                              (Please Print)

                           Signature:___________________________________________

(Address)


        NOTICE: The signature to the form to exercise must correspond with the name of the holder as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.